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                                                                    EXHIBIT 12.1

                              VANSTAR CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                           FISCAL YEAR ENDED    SEVEN MONTHS    FISCAL YEAR ENDED
                                                             SEPTEMBER 30,          ENDED           APRIL 30,        THREE MONTHS
                                                          --------------------    APRIL 30,    --------------------   ENDED JULY
                                                            1992       1993         1994         1995       1996       31, 1996
                                                          ---------  ---------  -------------  ---------  ---------  -------------
Earnings:
  Income from continuing operations before provision for
    income taxes........................................  $ (96,514) $ (25,492)   $ (11,615)   $   2,149  $  12,782    $  15,496
  Add:
    Interest expense....................................     21,337     23,045       12,789       32,555     35,804        6,611
    Portion of rents representative of the interest
      factor............................................      4,033      5,067        2,900        4,733      4,600        1,346
                                                          ---------  ---------  -------------  ---------  ---------  -------------
      Earnings..........................................  $ (71,144) $   2,620    $   4,074    $  39,437  $  53,186    $  23,453
                                                          ---------  ---------  -------------  ---------  ---------  -------------
                                                          ---------  ---------  -------------  ---------  ---------  -------------
Fixed Charges:
  Interest expense......................................  $  21,337  $  23,045    $  12,789    $  32,555  $  35,804    $   6,611
  Portion of rents representative of the interest
    factor..............................................      4,033      5,067        2,900        4,733      4,600        1,346
                                                          ---------  ---------  -------------  ---------  ---------  -------------
    Total Fixed Charges.................................  $  25,370  $  28,112    $  15,689    $  37,288  $  40,404    $   7,957
                                                          ---------  ---------  -------------  ---------  ---------  -------------
                                                          ---------  ---------  -------------  ---------  ---------  -------------
Ratio of earnings to fixed charges......................     --           0.09         0.26         1.06       1.32         2.95
                                                          ---------  ---------  -------------  ---------  ---------  -------------
                                                          ---------  ---------  -------------  ---------  ---------  -------------
(Deficiency)............................................  $ (96,514) $ (25,492)   $ (11,615)   $   2,149  $  12,782    $  15,496
                                                          ---------  ---------  -------------  ---------  ---------  -------------
                                                          ---------  ---------  -------------  ---------  ---------  -------------
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